Exhibit 99.1

ARIAD First to Report High-Resolution Picture of Key Cancer-Associated Protein Bound to Potent Inhibitor Drug; Findings Featured in
International Cancer Conference Press Briefing

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Nov. 19, 2003--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced, at a press briefing sponsored by the organizers of the AACR-NCI-EORTC international cancer conference, the first reported high-resolution structure of a small-molecule drug bound to an important cancer-associated protein (kinase) target known as Src. The small molecule is one of ARIAD's lead oncology product candidates, AP23464 - a highly potent inhibitor of Src, which plays a critical role in the growth, proliferation and spread of many of the most common and difficult-to-treat tumors.
    The first high-resolution picture of Src bound to a small-molecule inhibitor is an important scientific breakthrough. Each of the atoms in the protein and drug, and their interactions, are depicted in a three-dimensional display that was highly valuable in the design of a selective kinase inhibitor capable of potently inhibiting multiple clinically relevant targets, including the Src and Abl proteins. While the inhibition of Src by AP23464 positions it as a novel treatment option for solid tumors, including metastasis, its equally potent inhibition of the Abl protein highlights its potential use in treating certain leukemias.
    "We anticipate that our dual Src/Abl inhibitor should have broad therapeutic potential in patients with many types of cancer and expect to initiate phase 1 clinical trials of AP23464 next year," said Harvey
J. Berger, M.D., chairman and chief executive officer of ARIAD.
    Of the 800 abstracts that will be presented at the International Conference on Molecular Targets and Cancer Therapeutics, jointly sponsored by the American Association for Cancer, the National Cancer Institute, and the European Organization for Research and Treatment of Cancer (AACR-NCI-EORTC), three were featured in this morning's conference press briefing, including the abstract highlighting the development of ARIAD's product candidate to treat certain leukemias and metastatic cancers.
    The abstract by David Dalgarno, et al, "Structure-based design and X-ray crystallographic analysis of a potent and selective Src tyrosine kinase inhibitor for the treatment of cancer," is available on the website for the meeting (http://www.aacr.org/2003mtct1.asp).
    ARIAD is engaged in the discovery and development of breakthrough medicines that regulate cell signaling with small molecules. The Company is developing a comprehensive approach to the treatment of cancer and is primarily focused on a series of product candidates for targeted oncology indications. ARIAD also has an exclusive license to pioneering technology and patents related to the discovery, development and use of drugs that regulate NF-(kappa)B cell-signaling activity, which has been implicated in many major diseases.
    Additional information about ARIAD can be found on the web at http://www.ariad.com.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to conduct preclinical and clinical studies of its product candidates and the results of such studies, regulatory oversight, intellectual property claims, the timing, scope, cost and outcome of legal proceedings, future capital needs, key employees, dependence on the Company's collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Tom Pearson, 610/407-9260
             or
             Kathy Lawton, 617/621-2345